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                                                                     EXHIBIT 4.1

     NUMBER                                                       SHARES
------------------                                          ------------------
    LU  3065
------------------                                          ------------------


                                 SOFTLINK, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

PAR VALUE $0.001                                          CUSIP NO. 83402U 10 3
COMMON STOCK

                                   SPECIMEN

THIS CERTIFIES THAT



is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF
                                 SOFTLINK INC.

      transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.


                                             DATED:

                                             Countersigned and Registered.
   /s/ Johnson Lee
       PRESIDENT

                                                            -------------------

                                                            -------------------
                                             By

   /s/ Edmund Leung
       SECRETARY

                                    [SEAL]


                                                            Authorized Signature